SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                        Amendment No. 2 to Current Report
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                        Date of Report: February 28, 1997



                              WASTE RECOVERY, INC.
             (Exact name of Registrant as specified in its Charter)



           TEXAS                                        75-1833498
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)



309 S. PEARL EXPRESSWAY, DALLAS, TX                         75201
(Address of principal executive offices)                  (Zip Code)



                                 (214) 741-3865
              (Registrant's Telephone Number, Including Area Code)

Item 2.  Acquisition or Disposition of Assets.
---------------------------------------------


Item 2 as filed in Form 8-K is amended in its enterety to read as follows:

On  December  9,  1996,  Waste  Recovery,  Inc.  (the  "Registrant"),   and  its
wholly-owned  subsidiary,   New  U.S.  Tire  Recycling  Corp.,  consummated  the
acquisition of U.S. Tire Recycling Partners, L.P. ("UST"). New U.S. Tire Recycling Corp. acquired by mrger Bodner/Greenstein Capital Holdings, Inc. and Tirus, Inc., and the Registrant, pursuant to an asset purchase agreement, acquired the interests in Tirus Associates, L.L.C. from Environmental Venture Fund, L.P. and Argentum Capital, L.P., thereby resulting in the transfcer of all the partnership interests of UST. The consideration paid by the Registrant and New U.S. Tire Recycling Corp. in the transaction consisted of approximately 3.2 million newly issued unregistered shares of Common Stock of the Registrant, and $1,850,000 of convertible subordinated debt of the Registrant. The interest were acquired pursuant to the terms of an Agreement and Plan of Reorganization dated as of September 30, 1996. The Registrant will continue use of the assets acquired in substantially the same manner as UST has in the past..

On December 16, 1996, the Registrant, through its subsidiary Waste Recovery-Illinois, L.L.C., consummated the acquisition from Riverside Caloric Co. ("RCC") of its 55% interest in the Waste Recovery-Illinois gneral partnership, in which the Registrant held the remaining 45% interest. The partnership interest waws acquired pursuant to the termws of an acquisition agreement dated December 16, 1996 between RCC, the Registrant, and Waste Recovery-Illinois, L.L.C. The partnership interest was acquired in exchange for
1.1 million newly issued unregistered shares of Common Stock of the Registrant Waste Recovery-Illinois operates two facilities in Illinois that process scrap tires into tire-derived fuel.



Item 7.  Financial Statements.  Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

         a.       Financial Statements.
                  --------------------

                  The  financial   statements,   together  with  the  report  of
                  independent auditors, are included on pages F-1 through F-33 of this document.

         b.       Pro Forma Financial Information.
                  -------------------------------

                  The pro forma financial information is included on pages P-1 through P-7 of this document.

         c.       Exhibits.
                  --------

                  1.1 Agreement and Plan Reorganization dated as of the 30th day of September, 1996 by and among Waste Recovery, Inc., New U.S. Tire Recycling Corp., U.S. Tire Recycling Partners, L.P., Bodner/Greenstein Capital Holdings, Inc., Tirus, Inc., Tirus Associates, L.L.C., Environmental Venture Fund, L.P., Argentum Capital, L.P., and Certain Shareholders. Incorporated by reference to Exhibit 1.1 of the Registrant's Current Report On Form 8-K.

                  1.2 Partnership Purchase Agreement dated as of December 16, 1996, between Riverside Caloric Company, Waste Recovery, Inc., and Waste Recovery-Illinois, L.L.C. Incorporated by reference to Exhibit 1.1 of the Registrant's Current Report On Form 8-K

                  1.3 Press Release issued December 2, 1996. Incorporated by reference to Exhibit 1.1 of the Registrant's Current Report On Form 8-K.

                  1.4 Press Release issued December 20, 1996. Incorporated by reference to Exhibit 1.1 of the Registrant's Current Report On Form 8-K.



                                  [End of Page]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  WASTE RECOVERY, INC.



DATE:  February 22, 1997          /s/THOMAS L. EARNSHAW
                                  ----------------------------------------------
                                  By:      THOMAS L. EARNSHAW
                                           President and Chief Executive Officer
                                          (Principal Executive Officer)

                 INDEX TO ACQUIRED BUSINESS FINANCIAL STATEMENTS
                 -----------------------------------------------


U.S. Tire Recycling Partners, L. P.
-----------------------------------

Independent Auditors' Report                                              F-1

Financial Statements:
   Balance Sheets at December 31, 1995 and 1994                           F-2
   Statements of Income for the Two Years Ended
        December 31, 1995                                                 F-4
   Statements of Partners' Capital for the Two Years Ended
        December 31, 1995                                                 F-5
   Statements of Cash Flows for the Two Years Ended
        December 31, 1995                                                 F-6
   Notes to Financial Statements                                          F-7

Interim Financial Statements:
   Balance Sheets as of September 30, 1996 (unaudited)                    F-13
        And December 31, 1995
   Statements of Income for the Nine Months Ended
        September 30, 1996 (unaudited) and
        September 30, 1995 (unaudited)                                    F-15
   Statements of Cash Flows for the Nine Months Ended
        September 30, 1996 (unaudited) and
        September 30, 1995 (unaudited)                                    F-16

Waste Recovery - Illinois
-------------------------

Report of Independent Accountants                                         F-17

Financial Statements:
   Balance Sheets at December 31, 1995 and 1994                           F-18
   Statements of Operations for the Two Years Ended
        December 31, 1995                                                 F-20
   Statements of Changes in Partners' Capital for the Two Years Ended
        December 31, 1995                                                 F-21
   Statements of Cash Flows for the Two Years Ended
        December 31, 1995                                                 F-22
   Notes to Financial Statements                                          F-23

Interim Financial Statements:
   Balance Sheets as of September 30, 1996 (unaudited)
        and December 31, 1995                                             F-30
   Statements of Income for the Nine Months Ended
        September 30, 1996 (unaudited)
        and September 30, 1995 (unaudited)                                F-32
   Statements of Cash Flows for the Nine Months Ended
        September 30, 1996 (unaudited)                                    F-33
        and September 30, 1995 (unaudited)

                      INDEPENDENT AUDITORS' REPORT


To the Partners of  U.S. Tire Recycling Partners, L.P.
                    Concord, North Carolina


We have audited the accompanying balance sheets of U.S. Tire Recycling Partners, L.P. (a limited Partnership) as at December 31, 1995 and 1994, and the related statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Tire Recycling Partners, L.P. as at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended.


COHEN & ROSEN, P.C.


New York, New York
February 28, 1996

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                                 BALANCE SHEETS

                           December 31, 1995 and 1994

                                     ASSETS



                                                            1995          1994
                                                            ----          ----
Current Assets:
    Cash and cash equivalents (note 12)                 $  202,507    $  167,915
    Accounts receivable                                    328,809       412,032
    Prepaid expenses                                        13,733        30,115
    Inventory (notes 1 and 2)                               65,256         2,996
    Due from partner (note 3)                                5,052         1,417
                           -                             ---------     ---------
         Total current assets                              615,357       614,475
                                                         ---------     ---------

Property, plant and equipment (notes 1, 4, 8 and 9)      1,681,766     1,606,601
                                                         ---------     ---------

Mineral reserves (notes 1 and 6)                           332,222       447,778
                                                         ---------     ---------

Other Assets:
    Security deposits                                       65,385        22,272
    Intangible assets (notes 1 and 7)                      220,031       217,043
    Due from affiliated entity (notes 5 and 11)            110,781        -
                                                         ---------     ---------

         Total other assets                                396,197       239,315
                                                         ---------     ---------

Total Assets                                            $3,025,542    $2,908,169
                                                         =========     =========


The accompanying notes are an integral part of the financial statements.

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                                 BALANCE SHEETS

                           December 31, 1995 and 1994

                        LIABILITIES AND PARTNERS' CAPITAL



                                                        1995               1994
                                                        ----               ----
Current Liabilities:
    Accounts payable and accrued expenses           $  188,692        $  177,050
    Current portion of long-term debt (note 8)          88,193            56,031
    Current portion of mortgages payable (note 9)      297,619           250,000
    Taxes accrued and withheld                           8,346            15,463
    Income taxes payable (note 1)                       31,812            20,935
                               -                     ---------         ---------
         Total current liabilities                     614,662           519,479
                                                     ---------         ---------

Non-Current Liabilities:
    Long-term debt (note 8)                            207,325            58,177
    Mortgages payable (note 9)                         952,381         1,187,500
                            -                        ---------         ---------
         Total non-current liabilities               1,159,706         1,245,677
                                                     ---------         ---------

    Total Liabilities                                1,774,368         1,765,156
                                                     ---------         ---------

Commitments and contingencies (notes 10 and 12)

Partners' Capital                                    1,251,174         1,143,013
                                                     ---------         ---------

Total Liabilities and Partners' Capital             $3,025,542        $2,908,169
                                                     =========         =========


The accompanying notes are an integral part of the financial statements.

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                              STATEMENTS OF INCOME

                     Years Ended December 31, 1995 and 1994

                                                           1995                            1994
                                                ----------------------------    ---------------------------
                                                                        % To                           % To
                                                                    Revenues                       Revenues
Revenues:
    Sales                                       $  4,453,261         97.3       $  3,514,175          96.4
    Royalties                                        110,437          2.4            126,332           3.5
    Interest income                                   11,767           .3              3,809            .1
                                                 -----------        -----        -----------         -----

         Total revenues                            4,575,465        100.0          3,644,316         100.0
                                                 -----------        -----        -----------         -----

Operating Expenses:
    Site expenses                                  2,171,759         47.5          1,534,282          42.1
    Tires and freight expenses (note 11)           1,073,282         23.4            883,319          24.2
                                                 -----------        -----        -----------         -----
         Total operating expenses                  3,245,041         70.9          2,417,601          66.3
                                                 -----------        -----        -----------         -----

Operating Income                                   1,330,424         29.1          1,226,715          33.7
                                                 -----------        -----        -----------         -----

Other Expenses:
    General and administrative expenses (note 11)    141,211          3.1            188,771           5.2
    Depreciation, amortization and depletion
         (notes 1, 4, 6 and 7)                       330,160          7.2            316,528           8.7
    Interest expense (notes 8 and 9)                 153,580          3.4            161,591           4.4
    Supervisory management fees (note 11)            265,400          5.8            235,400           6.5
                                                     -------        -----        -----------         -----
         Total other expenses                        890,351         19.5            902,290          24.8
                                                 -----------        -----        -----------         -----

Income before provision for income taxes             440,073          9.6            324,425           8.9

Provision for income taxes (note 1)                   31,912           .7             20,984            .6
                                 -               -----------        -----        -----------         -----


Net Income                                     $     408,161          8.9       $    303,441           8.3
                                                 ===========        =====        ===========         =====


The accompanying notes are an integral part of the financial statements.

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                         STATEMENTS OF PARTNERS' CAPITAL

                     Years Ended December 31, 1995 and 1994

                                                                       General        Limited
                                                         Total         Partner        Partners
                                                      ----------      ---------      ----------

Partners' capital, January 1, 1994                    $  839,572      $  8,396       $  831,176

Net income for the year ended December 31, 1994          303,441         3,034          300,407
                                                       ---------       -------        ---------

Partners' capital, December 31, 1994                   1,143,013        11,430        1,131,583

Net income for the year ended December 31, 1995          408,161         4,082          404,079

Partners' capital distributions for the year ended

         December 31, 1995                              (300,000)           -          (300,000)
                                                       ---------       -------        ---------
Partners' capital, December 31, 1995                  $1,251,174      $ 15,512       $1,235,662
                                                       =========       =======        =========


The accompanying notes are an integral part of the financial statements.

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                            STATEMENTS OF CASH FLOWS

                     Years ended December 31, 1995 and 1994

                                                                                         1995               1994
                                                                                         ----               ----

Cash flows from operating activities:
    Net income                                                                     $   408,161        $   303,441
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                    182,927            159,782
       Amortization                                                                     31,677             55,633
       Depletion                                                                       115,556            101,111
       Loss on disposal of equipment                                                    81,648             14,062
    Changes in assets and liabilities:
       Decrease (increase) in accounts receivable                                       83,223           (188,675)
       Decrease in prepaid expenses                                                     16,382             30,711
       Increase in inventory                                                           (62,260)            (2,996)
       Increase in accounts payable and accrued expenses                                11,642              5,870
       (Decrease) increase in taxes accrued and withheld                                (7,117)             5,664
       Increase in income taxes payable                                                 10,877             19,351
                                                                                    ----------         ----------
         Net cash provided by operating activities                                     872,716            503,954
                                                                                    ----------         ----------

Cash flows from investing activities:
    (Loan to) repayment from partner                                                    (3,635)            68,313
    Acquisition of property, plant and equipment                                      (436,505)          (200,421)
    Proceeds from sale of equipment                                                     96,765              7,948
    Increase in security deposits                                                      (43,113)           (15,706)
    Payment of site license expenses                                                   (34,665)           (93,246)
    Loan to affiliated entity                                                         (110,781)              -
                                                                                    ----------         ----------

         Net cash used in investing activities                                        (531,934)          (233,112)
                                                                                    ----------         ----------

Cash flows from financing activities:
    Partnership distributions                                                         (300,000)               -
    Proceeds from long-term debt                                                       260,600             43,995
    Payment of mortgage payable                                                       (187,500)          (312,500)
    Payments of long-term debt                                                         (79,290)           (67,428)
    Repayment of loan from partner                                                         -              (15,220)
                                                                                    ----------         ----------
        Net cash used in financing activities                                         (306,190)          (351,153)
                                                                                    ----------         ----------

Net increase (decrease) in cash and cash equivalents                                    34,592            (80,311)

Cash and cash equivalents - January 1                                                  167,915            248,226
                                                                                    ----------         ----------

Cash and cash equivalents - December 31                                            $   202,507        $   167,915
                                                                                    ==========         ==========

Supplemental  disclosures  of cash flow  information:
----------------------------------------------------
Cash paid during the year for:
    Interest                                                                          $153,580           $161,591
    Income Taxes                                                                       $21,084             $1,633

Supplemental schedule of non-cash investing activities:
-------------------------------------------------------
During 1994,  the Company  acquired a site license from an affiliated  entity in exchange for the  redemption of stock  ownership in that entity in the amount of
$109,364.


The accompanying notes are an integral part of the financial statements.

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                          Notes to Financial Statements

                           December 31, 1995 and 1994

Note 1: Summary of Significant  Accounting Policies:

          (a) Organization: U.S. Tire Recycling Partners, L.P., a limited ------------ partnership, was formed on April l, 1992 for the purpose of acquiring land and equipment to be used in the tire recycling business. The Company collects and receives scrap tires from counties and other privately owned waste facilities located throughout the southeastern portion of the United States. The tires are sorted, examined and either sold as casings or used tires, processed and sold as tire derived products, or shredded and used to reclaim previously mined Company land. Additionally, the site is being mined for sand and gravel by an outside party.

               The net profit and losses and cash flows of the limited partnership are allocated to the partners in accordance with the Limited Partnership Agreement.

          (b)  Property,  Plant and Equipment:  Property, plant and equipment is
               ------------------------------  recorded    at   cost,    and
               depreciated on straight-line and accelerated methods over the estimated useful lives of the assets.

          (c)  Inventory: Inventory is stated at the lower of cost determined by
               ---------
               the first-in, first-out (FIFO) method or market.

          (d)  Mineral  Reserves:  Mineral reserve costs are capitalized and are
               -----------------
               being depleted based on the percentage of reserves that are actually mined.

          (e)  Intangible  Assets:  Intangible  assets are  capitalized  and are
               ------------------
               being amortized on the straight-line method over their estimated useful lives ranging from 5 to 15 years.

          (f)  Income Taxes:  Pursuant to the Internal Revenue Code, the taxable
               ------------
               income of the Partnership is taxed directly to the Company's partners and not to the Company. The State of North Carolina, however, requires the Company to pay income tax on the income allocable to the non-resident partners.

          (g)  Statements  of Cash Flows:  For the purpose of the  Statements of
               -------------------------
               Cash Flows, the Company considers all money market accounts to be cash equivalents.

          (h)  Use of  Estimates:  The  preparation  of financial  statements in
               -----------------
               conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

          (i)  Advertising  Costs:  Advertising  costs are expensed as incurred.
               ------------------
               Expense for the years ended December 31, 1995 and 1994 were $3,789 and $23,983, respectively.

Note 2:  Inventory:
     At December 31, 1995 and 1994, inventory consists of finished goods costing $65,256 and $2,996, respectively.

Note 3:  Due from Partner:
     Due from partner are non-interest bearing advances that are payable on demand.

Note 4:  Property, Plant and Equipment:

          At December 31, property, plant and equipment consists of the following:

                                                                      1995                  1994
                                                                      ----                  ----

          Land                                                 $     602,596         $     602,596
          Land improvements                                          347,230               328,877
          Building                                                    40,635                40,635
          Machinery and equipment                                    548,525               555,558
          Trailers                                                   340,813               266,773
          Vehicles                                                   165,149               128,516
          Furniture and fixtures                                      17,475                11,135
                                                                ------------          ------------
                                                                   2,062,423             1,934,090

          Less:  accumulated depreciation and amortization           436,657               327,489
                                                                ------------          ------------
                                                                   1,625,766             1,606,601

          Deposit on equipment                                        56,000                 -
                                                                ------------          ------------

                                                               $   1,681,766         $   1,606,601
                                                                ============          ============


          Depreciation and amortization expenses charged to operations during 1995 and 1994 was $182,927 and $159,782, respectively.

Note 5:  Due from Affiliated Entity:
         Due from affiliated entity are non-interest bearing advances net of repayments and offset of receivables that are payable on demand. The balance is classified as non-current due to management not anticipating repayment during 1996. Management has not determined the fair value of the notes due to the additional cost involved in obtaining an appraisal.

Note 6:  Mineral Reserves:
         The Company has engaged another company to mine certain parcels of land for sand and gravel. Management estimates that 45 acres of the land can be mined. As such, based on the allocated mineral reserve cost of $650,000, depletion expense charged to operations during 1995 and 1994 was $115,556 and $101,111, respectively.

Note 7:  Intangible Assets:
         At December 31, intangible assets consists of the following:

                                                1995              1994
                                                ----              ----

          Organization costs                $   6,500          $ 256,500
          Site license                        237,275            202,610
          Non-compete agreement                16,673             16,673
          Customer list                        16,673             16,673
          Goodwill                             12,500             12,500
                                              289,621            504,956

          Less:  accumulated amortization      69,590            287,913
                                             --------           --------
                                            $ 220,031          $ 217,043
                                             ========           ========

          Amortization expenses charged to operations during 1995 and 1994, was $31,677 and $55,633, respectively.

Note 8:  Long-term Debt:

                                                                                   1995             1994
                                                                                   ----             ----

          (a)      Notes  payable to finance  companies in monthly  installments aggregating  $5,717,  including interest ranging from 7.5% to
                   16%, per annum, expiring through May, 1997, collateralized by
                   various property, plant and equipment.                       $  27,883         $ 70,471

          (b)      Notes  payable to banks in monthly  installments  aggregating
                   $8,253,  including  interest  ranging  from 8% to 10.5%,  per annum,  expiring through  November,  2000,  collateralized by
                   various property, plant and equipment.                         267,635           43,737
                                                                                  -------          -------

              Total long-term debt                                                295,518          114,208

              Less:  current portion                                               88,193           56,031
                                                                                  -------          -------
                                                                                $ 207,325         $ 58,177



         The annual future maturities of long-term debt are as follows:

                       Year ending
                      December 31,                  Amount
                      ------------                  ------

                          1996                  $    88,193
                          1997                       72,689
                          1998                       53,348
                          1999                       51,864
                          2000                       29,424
                          ----                   ----------
                          Total                 $   295,518
                                                 ==========

         Management has not determined the fair value of the notes due to the additional cost involved in obtaining an appraisal.

Note 9:  Mortgage Payable:

                                                                                           1995                1994
                                                                                           ----                ----

          (a)      Mortgage payable to a third party in monthly  installments of interest  only  (approximately  $7,000 per month at the prime rate) through August, 1996.  Commencing on September l, 1996, the  mortgage  will be  payable in  monthly  installments  of
                   $16,601 including interest at the prime rate, through
                   August,  2003.  The  mortgage is  collateralized  by                $  1,000,000      $  1,000,000
                   the land.

          (b)      Second  mortgage  payable  to an  affiliated  entity
                   controlled   by  certain   partners   in   quarterly
                   installments  of $62,500  plus  interest at 12%, per
                   annum,   through   December   1996.   The   note  is
                   collateralized by all property,  plant and equipment
                   and is subordinated to the first mortgage.                              250,000           437,500
                                                                                        ----------        ----------

              Total mortgages payable                                                    1,250,000         1,437,500

              Less:  current portion                                                       297,619           250,000
                                                                                        ----------        ----------
                                                                                       $   952,381       $ 1,187,500
                                                                                        ==========        ==========

          Interest paid to the affiliated entity during 1995 and 1994 was $43,438 and $70,625, respectively.

         The annual future maturities of the mortgages payable are as follows:

                       Year ending
                      December 31,                               Amount
                      ------------                               ------

                          1996                              $   297,619
                          1997                                  142,857
                          1998                                  142,857
                          1999                                  142,857
                          2000                                  142,857
                       Thereafter                               380,953
                                                              ---------
                          Total                              $1,250,000
                                                              ==========

         Management has not determined the fair value of the notes due to the additional cost involved in obtaining an appraisal.

Note 10: Commitments and Contingencies:
          (a) Upon filling each portion of the landfill with tires, the Company is required to close the landfill according to regulations set by Federal and North Carolina and County waste management regulations. Closure costs charged to operations during 1995 and 1994 were $0 and $20,436, respectively.

          (b) In order to comply with Federal, North Carolina and County waste management regulations, the Company must obtain various licenses and permits that expire from time to time during the course of the year. It is management's opinion that all required licenses and permits have been and will continue to be obtained in a timely manner.

          (c) Under the terms of an agreement to provide services to various customers, the Company has put up $117,300 of performance bonds that are secured by a $100,000 letter of credit from a limited partner.

Note 11: Related Party Transactions:
          (a) The Company pays the general partner, U.S. Tire Recycling Corp. a supervisory management fee based on an agreement as follows: (1) Base fee of $200,000, per annum, payable in semi-monthly installments of $8,333. (2) Travel reimbursement to the general partner. (3) A budget performance bonus as defined in the agreement.

          During 1995 and 1994, a supervisory management fee of $265,400 and $235,400, respectively was charged to operations.

          (b) During 1994, a limited partner was paid a consulting fee of $10,000.

          (c) During 1995 and 1994, the Company paid approximately $184,966 and $20,000 to an affiliated entity for sales and services.

Note 12: Cash and Cash Equivalents:
         At December 31, 1995, the Corporation had $252,765 on deposit with South Trust Bank of Central Carolina which exceeds FDIC insurance of $100,000.

                          INDEPENDENT AUDITORS' REPORT


To the Partners of  U.S. Tire Recycling Partners, L.P.
                    Concord, North Carolina



            INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTARY INFORMATION
            ---------------------------------------------------------


Our audit of the basic financial statements were made primarily to form an opinion on such financial statements taken as a whole. The supplementary information contained on the following page is presented for the purposes of additional analysis and, although not required for a fair presentation of financial position, results of operations, and cash flows, was subjected to the audit procedures applied in the audit of the basic financial statements. In our opinion, the supplementary information is fairly presented in all material respects in relation to the basic financial statements taken as a whole.


COHEN & ROSEN


New York, New York
February 28, 1996

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                      SCHEDULES TO THE STATEMENTS OF INCOME

                 For the Years Ended December 31, 1995 and 1994

                                                           1995                            1994
                                                ----------------------------    ---------------------------
                                                                        % to                           % to
                                                                    Revenues                       Revenues
SITE EXPENSES:
    Salaries                                     $ 1,050,688           23.0      $   870,822        23.9
    Payroll taxes                                     88,902            2.0           74,895         2.0
    Supplies                                          38,221             .8           30,512          .8
    Outside labor                                     32,293             .7           64,538         1.8
    Closure costs                                       -                .0           20,436          .6
    Small tools                                        4,788             .1            7,954          .2
    Repairs and maintenance                          149,898            3.3          134,024         3.7
    Loss on equipment disposal                        81,648            1.8           14,062          .4
    Insurance                                        231,456            5.1          208,866         5.7
    Commissions                                         -                .0           13,257          .4
    Licenses and permits                               5,879             .1              197          .0
    Uniforms                                           1,984             .0              869          .0
    Real estate taxes                                 15,021             .3            9,443          .3
    Payroll service                                    4,472             .1            3,634          .1
    Bad debts                                         11,030             .3            4,708          .1
    Royalties                                         95,423            2.1           17,701          .5
    Tire disposal fees                               358,593            7.8           55,923         1.5
    Miscellaneous                                     1,463              .0            2,441          .1
                                                  ----------           ----       ----------        ----

         Total site expenses                     $ 2,171,759           47.5      $ 1,534,282        42.1
                                                  ==========           ====       ==========        ====

TIRES AND FREIGHT EXPENSES:
    Inventory - January 1                        $     2,996             .1             -        $    .0
    Purchases                                        184,966            4.0             -             .0
    Tire replacements                                 35,045             .8             30,733        .9
    Independent contractors                           22,950             .5             61,857       1.7
    Third party trucking                             698,406           15.2            625,317      17.2
    Vehicle repairs                                  160,793            3.5            114,430       3.1
    Equipment rental                                  22,684             .5             45,289       1.2
    Shipping                                          10,698             .2              8,689        .2
    Inventory - December 31                          (65,256)          (1.4)            (2,996)      (.1)
                         --                       ----------           ----       ------------      ----
         Total freight expenses                  $ 1,073,282           23.4      $    883,319       24.2
                                                  ==========           ====       ===========       ====

GENERAL AND ADMINISTRATIVE EXPENSES:
    Advertising and promotion                    $     3,789             .1      $      23,983        .7
    Postage                                            5,410             .1              5,571        .2
    Professional fees                                 34,349             .8             54,853       1.5
    Office expenses                                    9,616             .2             11,379        .3
    Travel and entertainment                          46,268            1.0             45,501       1.3
    Utilities                                         16,547             .4             11,481        .3
    Telephone                                         17,482             .4             21,288        .6
    Dues and subscriptions                             1,477             .0              1,724        .0
    Consulting                                         5,473             .1             11,976        .3
    Charitable contributions                             800             .0              1,015        .0
                                                  ----------           ----       ------------      ----

      Total general and administrative expenses  $   141,211            3.1       $    188,771       5.2
                                                  ==========           ====        ===========      ====

See independent auditors' report on supplementary information.

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                                  BALANCE SHEETS


                                     ASSETS


                                      September 30, 1996    December 31, 1995
                                      ------------------    -----------------
Current assets:                          (unaudited)           (unaudited)
    Cash and cash equivalents           $  179,352         $   202,507
    Accounts receivable                    542,091             328,809
    Other receivables                       66,833               5,052
    Inventory                                   -               65,256
    Other current assets                    29,752              13,733
                                         ---------          ----------
         Total current assets              818,028             615,357
                                         ---------          ----------

Property, plant and equipment            1,695,407           1,681,766
                                         ---------          ----------

Mineral reserves                           288,887             332,222
                                         ---------          ----------

Other assets:
    Intangible assets                       51,759             220,031
    Other assets                            54,862              65,385
                                         ---------          ----------
  Due form affiliated entity               110,781             396,197
         Total other assets                     -              106,621
                                         ---------          ----------

Total assets                            $2,908,943         $ 3,025,542
                                         =========          ==========

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                                  BALANCE SHEETS

                        LIABILITIES AND PARTNERS' CAPITAL


                                            September 30, 1996   Decembe 31,1995
                                            ------------------   ---------------
Current liabilities:                             (unaudited)
    Accounts payable and accrued expenses      $     81,777      $  188,692
    Current portion of long-term debt               103,276          88,193
    Current portion of mortgages payable            142,857         297,619
    Taxes accrued and withheld                       29,953           8,346
    Other accrued liabilities                        76,525          31,812
                                                -----------       ---------
         Total current liabilities                  434,388         614,642
                                                -----------       ---------

Non-Current liabilities:
    Long-term debt                                  204,159         207,325
    Mortgages payable                               833,333         952,381
                                                -----------       ---------
         Total non-current liabilities            1,037,492       1,159,706
                                                -----------       ---------

    Total liabilities                             1,471,880       1,174,368
                                                -----------       ---------

Partners' capital                                 1,437,063       1,251,174
                                                -----------       ---------

Total liabilities and partners' capital        $  2,908,943      $3,025,542
                                                ===========       =========

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                               STATEMENTS OF INCOME
                                   (Unaudited)

                                              Nine Months Ended September 30,
                                             1996                1995
                                             ----                ----
Revenues:
    Tire-derived fuel sales               $  182,113         $      -
    Royalties                                 78,340             79,145
    Disposal fees, hauling and other       3,109,555            325,144
                                           ---------          ---------
         Total revenues                    3,370,008          3,402,289

Operating expenses:                        1,940,168          1,862,152
                                           ---------          ---------
                                           1,429,840          1,540,137

General and administrative expenses          495,720            453,471
Depreciation, amortization and depletion     239,387            193,068
                                           ---------          ---------
                                             694,733            893,598
                                           ---------          ---------
Other income (expense):
    Other income                                 686              1,720
    Interest income                            5,013              7,538
    Interest expense                        (100,835)          (116,184)
    Supervisory management fees             (161,550)          (161,550)
                                           ---------          ---------
                                            (256,686)           368,476
                                           ---------          ---------

Net income                                $  438,047         $  625,122
                                           =========          =========

                       U.S. TIRE RECYCLING PARTNERS, L.P.
                             STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                      Nine Months Ended September 30, 1996


                                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                                      1996             1995
                                                                                      ----             ----
Cash flows from operating activities:
    Net income                                                                   $   438,047       $   625,122
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                  329,245           149,733
       Amortization                                                                  168,272              -
       Depletion                                                                      43,335            43,335
    Changes in assets and liabilities:
       Accounts receivable                                                          (213,282)           (7,533)
       Other receivables                                                             (61,781)            7,656
       Inventory                                                                      65,256           (55,567)
       Other current assets                                                          (16,019)          (92,378)
       Other assets                                                                   10,523             6,789
       Accounts payable and accrued expenses                                         (30,390)           28,775
       Other accrued liabilities                                                      21,607                71
       Income taxes payable                                                          (31,812)          (20,395)
                                                                                  ----------         ---------
         Net cash provided by operating activities                                   723,001           685,068
                                                                                  ----------         ---------

Cash flows from investing activities:
    Acquisition of property, plant and equipment                                    (342,886)          138,657
    Repayment of loan from affiliated entity                                         110,781                -
                                                                                  ----------         ---------
    Loan to affiliates                                                                     -          (202,351)
     Net cash used in investing activities                                          (232,105)          341,008
                                                                                  ----------         ---------

Cash flows from financing activities:
    Partnership distributions                                                       (252,158)         (150,000)
    Proceeds from long-term debt                                                      15,083            83,160
    Payment of mortgage payable                                                     (273,810)               -
    Payments of long-term debt                                                        (3,166)         (130,618)
                                                                                  ----------         ---------
         Net cash used in financing activities                                      (514,051)         (197,458)
                                                                                  ----------         ---------

Net increase (decrease) in cash and cash equivalents                                 (23,155)          146,602

Cash and cash equivalents at beginning of period                                     202,507           167,915
                                                                                  ----------         ---------

Cash and cash equivalents at end of period                                       $   179,352       $   314,517
                                                                                  ==========         =========

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


To the Partners of  Waste Recovery - Illinois
                    (An Illinois General Partnership)


In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Waste Recovery - Illinois (An Illinois General Partnership) at December 31, 1995 and 1994, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP


Dallas, Texas
March 27, 1996

                            WASTE RECOVERY - ILLINOIS
                        (AN ILLINOIS GENERAL PARTNERSHIP)
                                 BALANCE SHEETS

                           December 31, 1995 and 1994

                                     ASSETS


                                                                          1995               1994
                                                                          ----               ----
Current Assets:
    Cash and cash equivalents                                       $   464,184         $ 2,669,079
    Investments                                                            -              4,253,322
    Accounts receivable, trade                                          125,956               -
    Interest receivable                                                  10,565             164,095
    Receivable from Waste Recovery, Inc. (note 12)                       55,237              81,083
    Inventories (notes 2 and 4)                                         294,788              58,797
    Other current assets (note 4)                                       265,166              60,327
                               -                                     ----------          ----------
         Total current assets                                         1,215,896           7,286,703
                                                                     ----------          ----------

Property, plant and equipment (notes 3, 6 and 8)                      9,219,615             107,786
    Less accumulated depreciation                                      (311,153)               -
                                                                     ----------          ----------

         Net property, plant and equipment                            8,908,462             107,786
                                                                     ----------          ----------

Construction in progress                                                   -              3,012,628
Preoperating costs                                                      256,888             179,493
Restricted cash (note 5)                                              1,429,476           1,366,400
Industrial  revenue  bond  issuance  costs,  less  accumulated amortization  of $119,068 and $23,813 at December 31, 1995
    and 1994, respectively                                              435,800             524,055

Other assets, less accumulated amortization of $5,780 and $2,156
    at December 31, 1995 and 1994, respectively                          66,783              70,357
                --- ----     -----                                   ----------          ----------

                                                                    $12,313,305         $12,547,422
                                                                     ==========          ==========


See accompanying notes to financial statements.

                            WASTE RECOVERY - ILLINOIS
                        (AN ILLINOIS GENERAL PARTNERSHIP)
                                 BALANCE SHEETS

                           December 31, 1995 and 1994

                        LIABILITIES AND PARTNERS' CAPITAL


                                                                    1995                   1994
                                                                    ----                   ----
Current Liabilities:
    Current installments of bonds payable (note 8)             $   760,000            $      -
    Current installments of long-term debt (note 6)                 14,846                 10,436
    Accounts payable                                               321,376                647,271
    Bond interest payable                                          240,365                192,292
    Other accrued liabilities                                       60,474                   -
    Deferred grant revenue (note 7)                                356,328                800,000
                                 -                              ----------             ----------
         Total current liabilities                               1,753,389              1,649,999
                                                                ----------             ----------

Bonds payable, excluding current installments (note 8)           8,115,000              8,875,000

Long-term debt, excluding current installments (note 6)               -                     5,564

Deferred grant revenue, noncurrent (note 7)                        914,219                   -
                                         -                      ----------             ----------

         Total liabilities                                      10,782,608             10,530,563
                                                                ----------             ----------

Partners' capital (notes 4 and 9)                                1,530,697              2,016,859
                         -     -                                ----------             ----------
Commitments and contingencies (notes 8, 10, 11 and 15)
                                                               $12,313,305            $12,547,422
                                                                ==========             ==========


See accompanying notes to financial statements.

                            WASTE RECOVERY - ILLINOIS
                        (AN ILLINOIS GENERAL PARTNERSHIP)
                            STATEMENTS OF OPERATIONS

                     Years Ended December 31, 1995 and 1994


                                                                 1995               1994
                                                                 ----               ----

Revenues:
    Tire-derived fuel sales (notes 11 and 12)                $   539,616        $    -
    Wire sales                                                    12,009             -
    Disposal fees, hauling, and other revenue (note 12)          545,132             -
                                                              ----------         --------
         Total revenues                                        1,096,757             -

Operating expenses                                             1,115,976             -
                                                               ---------
                                                                 (19,219)            -
General and administrative expenses                              271,462           24,472
Depreciation and amortization                                    412,531           25,969
                                                               ---------         --------
                                                                (703,212)         (50,441)
                                                               ---------         --------
Other income (expense):
    Interest income                                               18,371            5,418
    Interest expense                                            (155,358)             -
    Grant income (note 7)                                         95,357              -
                                                               ---------         --------
                                                                 (41,630)           5,418
                                                               ---------         --------

         Net loss                                            $  (744,842)       $ (45,023)
                                                              ==========         ========


See accompanying notes to financial statements.

                            WASTE RECOVERY - ILLINOIS
                        (AN ILLINOIS GENERAL PARTNERSHIP)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                     Years Ended December 31, 1995 and 1994

                                              Riverside Caloric       Waste
                                                   Company        Recovery, Inc.       Total
                                                   -------        --------------       -----

Balances at December 31, 1993                     $1,000,000       $     -           $1,000,000

Contributions from partners (note 9)               1,000,000         61,882           1,061,882

Net loss                                             (24,763)       (20,260)            (45,023)
                                                   ---------        -------           ---------

Balances at December 31, 1994                      1,975,237         41,622           2,016,859

Contributions from partner (note 4)                     -           258,680             258,680

Net loss                                            (409,663)      (335,179)           (744,842)
                                                   ---------        -------           ---------

Balances at December 31, 1995                     $1,565,574       $(34,877)         $1,530,697
                                                   =========        =======           =========



See accompanying notes to financial statements.

                            WASTE RECOVERY - ILLINOIS
                        (AN ILLINOIS GENERAL PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS

                     Years ended December 31, 1995 and 1994

                                                                                         1995               1994
                                                                                         ----               ----
Cash flows from operating activities:
    Net loss                                                                         $ (744,842)      $   (45,023)
    Adjustments to reconcile net loss to net cash used by operating
activities:                                                                             311,153              -
       Depreciation
       Amortization                                                                     101,378            25,969
       Preoperating expenses                                                             26,213              -
       Deferred grant income                                                            (95,357)             -
    Changes in assets and liabilities:
       Accounts receivable, trade                                                      (125,956)             -
       Inventories                                                                       22,689             3,085
       Other current assets                                                              (4,839)          (41,370)
       Payment of bond issuance costs                                                    (7,000)         (547,868)
       Other assets                                                                      (2,549)          (72,513)
       Accounts payable                                                                (325,895)           13,148
       Bond interest payable                                                             48,073              -
       Other accrued liabilities                                                         60,474              -
                                                                                      ---------        ----------

         Net cash used by operating activities                                         (736,458)         (664,572)
                                                                                      ---------         ---------

Cash flows from investing activities:
    Cash placed in investment accounts                                                     -           (7,396,918)
    Cash payments out of investment accounts                                          4,406,852         3,119,441
    Cash placed in restricted cash                                                      (63,077)       (1,366,400)
    Receivable from Waste Recovery, Inc.                                                 25,846          (100,040)
    Purchases of property, plant and equipment                                         (453,112)         (107,786)
    Additions to construction in progress                                            (5,646,087)       (1,922,817)
    Preoperating costs                                                                 (103,608)         (179,493)
    Deferred grant revenue                                                              365,903           800,000
                                                                                     ----------        ----------
         Net cash used by investing activities                                       (1,467,283)       (7,154,013)
                                                                                     ----------        ----------

Cash flows from financing activities:
    Proceeds from issuance of bonds payable                                                -            8,916,664
    Proceeds from issuance of long-term debt                                             18,000            16,000
    Proceeds from partner's contribution                                                   -            1,000,000
    Payments on long-term debt                                                          (19,154)            -
                                                                                      ---------        ----------

         Net cash provided (used) by financing activities                                (1,154)        9,932,664
                                                                                         ------          ---------

Net increase (decrease) in cash and cash equivalents                                 (2,204,895)        2,114,079
Cash and cash equivalents at beginning of year                                        2,669,079           555,000
                                                                                      ---------           -------
Cash and cash equivalents at end of year                                            $   464,184       $ 2,669,079
                                                                                    ===========        ===========

See accompanying notes to financial statements.

                            WASTE RECOVERY - ILLINOIS
                        (AN ILLINOIS GENERAL PARTNERSHIP)
                          Notes to Financial Statements

                           December 31, 1995 and 1994

Note 1:  Summary of Significant Accounting Policies:

          (a)  Organization  and  Operations.  Waste  Recovery  -  Illinois,  an
               -----------------------------
               Illinois general partnership (the Partnership), was formed November 29, 1993, to jointly build and operate two tire-derived fuel processing facilities in Dupo and Marseilles, Illinois (Illinois plants). The facilities, which cost approximately $5 million each and began operations in the fall of 1995, supply Illinois Power Company (Illinois Power) at its Baldwin facility (Baldwin) with 60,000 tons of TDF annually over a five year period. The Illinois Power contract accounts for 50% of the facilities' estimated production capacity.

               The Partnership specializes in processing scrap tires into a refined fuel supplement more commonly referred to as tire-derived fuel (TDF). The Partnership generates income from the sale of TDF and from tipping fees charged for the disposal of tires. The Partnership's operations are presently in Illinois and nearby states.

               The managing  partner of the Partnership is Waste Recovery,  Inc.
               (WRI), a Texas corporation, which has a 45% interest in the Partnership; Riverside Caloric Company (RCC), an Indiana corporation, has a 55% interest in the Partnership.

          (b)  Management Estimates.  The preparation of financial statements in
               --------------------
               conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          (c)  Cash  and  Cash  Equivalents.   The  Partnership   considers  all
               ----------------------------
               unrestricted cash and highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

          (d)  Investments.  In  1994,  the bond  proceeds  were  invested  into
               -----------
               various interest-bearing accounts for periods ranging from approximately 30 days to 16 months, with interest rates varying from 4.25% to 8.875% per annum. Investments with maturity dates greater than one year (approximately $148,760) are included in restricted cash in the accompanying 1994 balance sheet. The investments matured during 1995, and the proceeds were used for the construction of the plants.

          (e)  Inventories. Parts inventory represents primarily the cost of the
               -----------
               grinder knives and machinery parts used in the TDF manufacturing process. These inventories are stated at cost (first-in, first-out) and are depreciated over the useful lives of these parts, generally six to eighteen months.

               TDF inventory is stated at the lower of cost or market. Cost is determined using a weighted average cost method.

          (f)  Property, Plant and Equipment.  Property, plant and equipment are
               -----------------------------
               stated at cost. Depreciation of property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets (generally three to ten years), beginning at the point in time the assets are placed in service. No depreciation was recorded in 1994 as the assets had not been placed in service or were acquired at the end of the year.

          (g)  Construction  in Progress.  Construction  of the Illinois  plants
               -------------------------
               began in 1994; Dupo was completed in September 1995, and Marseilles was completed in October 1995. The costs incurred to build the plants and equipment were capitalized as construction in progress until the projects were completed and individual assets could be identified, at which time, the assets were transferred into property, plant and equipment.

          (h)  Preoperating  Costs.  Preoperating  costs  represent  those costs
               -------------------
               incurred in the planning, engineering and development of the Illinois plants. These costs are being amortized over three years on a straight-line basis, beginning with the operation of the plants.

          (i)  Bond Issuance Costs. Bond issuance costs are recorded at cost and
               -------------------
               amortized over the life of the associated debt using the amount of bonds outstanding method.

          (j)  Other  Assets.  Other  assets are  recorded  at cost and  consist
               -------------
               mainly of prepaid, additional rent for the land at the Dupo plant, which is being amortized over the term of the lease, and bank finance fees, which are being amortized over the term of the bonds.

          (k)  Deferred Grant Revenue.  The Partnership has an agreement whereby
               -----------------------
               it has earned $1,000,000 in grants from the State of Illinois with the successful completion of certain pieces of equipment at the Illinois plants. As of December 31, 1994, the Partnership had received $800,000 from these grants; the remaining $200,000 is included in other current assets as of December 31, 1995, and was received in January 1996. The grant money is being amortized, beginning when the plants were placed in operation, through the term of the grants, which is July 31, 1999.

               In 1995, the Partnership also received $365,903 through a grant awarded to the Illinois Power Company for the construction and installation of a metering unit at Illinois Power. Twenty percent of the total amount of the grant is being retained pending satisfaction of certain operational requirements. Ownership of the metering unit reverts to Illinois Power at the end of the contract.

          (l)  Income Taxes. No provision or credit for federal income taxes has
               ------------
               been made because income taxes are the responsibility of the individual partners. The net difference between the tax bases and the reported amounts of the Partnership's assets and liabilities is approximately $700,000 at December 31, 1995.

          (m)  Statements  of Cash Flows.  During  1995,  the  Partnership  paid
               -------------------------
               $530,447 for interest and did not pay any income taxes. Interest expense totaled $578,899 and interest income totaled $207,079 for the year ended December 31, 1995. Of these amounts, $188,708 of interest expense was offset against eligible interest income, and $234,833 was capitalized into the cost of construction.

               The Partnership did not pay any interest or income taxes during 1994. Interest expense totaled $150,629 and interest income totaled $145,359 for the year ended December 31, 1994. Of these amounts, $139,941 of interest expense was offset against eligible interest income, and $10,688 was capitalized into the cost of construction.

          (n)  Reclassification.  Certain 1994 amounts have been reclassified to
               -----------------
               conform to the 1995 presentation.

Note 2:  Inventories:
         Inventory components at December 31, 1995 and 1994 are as follows:

                                                1995            1994
                                                ----            ----

             Manufactured fuel inventory    $ 28,891           $58,797
             Wire inventory                    5,595               -
             Work in progress                104,816               -
             Parts inventory                 155,486               -
                                             -------            ------
                                             294,788           $58,797
                                             =======            ======

         Inventory at December 31, 1994 consisted of TDF contributed by WRI's Portland and Houston plants.

Note 3:  Property, Plant and Equipment:
          Property, plant and equipment at December 31, 1995 and 1994 are summarized as follows:

                                                       1995            1994
                                                       ----            ----

               Land                                 $   72,208      $ 47,836
               Buildings                             1,114,140          -
               Tire processing equipment             5,511,681          -
               Hauling equipment                       264,928        34,023
               Metering unit                           589,210          -
               Shop tools and yard equipment            66,789          -
               Furniture and fixtures                   92,100         6,530
               Leasehold improvements                1,443,686          -
               Vehicles                                 64,873        19,397
                                                     ---------       -------
                                                    $9,219,615      $107,786
                                                     =========       =======

Note 4:  Noncash Activities:
         The Partnership received $258,680 and $61,882 in TDF inventory from Waste Recovery, Inc. in 1995 and 1994, respectively. In 1994, the related shipping charges of $18,957 were recorded in other current assets. The $258,680 and $61,882 were recorded as contributions by WRI and the $18,957 was recorded as an intercompany transaction with WRI.

Note 5:  Restricted Cash:
         Under terms of the bond agreements (see note 8), the Partnership is required to maintain cash balances for the debt service reserve funds which have certain withdrawal restrictions. The amounts reserved at December 31, 1995 and 1994, were $1,429,476 and $1,366,400, respectively. Interest earned on this restricted cash may only be used for payment of current debt service on the bonds.

Note 6:  Long-term Debt:
         Long-term debt at December 31, 1995 and 1994, consists of two notes payable to a financial institution. The notes are payable in eighteen equal installments of principal and interest at $951 and $1,074 per month with interest at 8.5% per annum. The notes are collateralized by vehicles and will be fully paid in June and December 1996, respectively.

Note 7:  Deferred Grant Revenue:
         The Partnership (Grantee) entered into two grant agreements with the Illinois Department of Commerce and Community Affairs (Department) (formerly, the Illinois Department of Energy and Natural Resource) as of June 1, 1994. The Department administers the Used Tire Recovery Program which offers financial incentives for projects which reuse, recycle or recover energy from Illinois used or scrap tires.

         The Partnership requested funding assistance to build its TDF processing plants in Dupo and Marseilles, Illinois. The Department agreed to provide grants towards the Partnership's "projects," as defined. The Grantee agrees that at least 30% of the scrap tires it processes will come from Illinois sources, and that a minimum of one million Illinois PTE's (passenger tire equivalents), as defined, will be collected and processed annually at each plant. The Department awarded the Grantee $1,000,000 towards specified equipment ($500,000 at each plant), payable at 80% ($800,000) as based upon the specified equipment budget. The Department held back 20% of the funds as a retainer until verification that all equipment purchased with Grant Funds, as defined, had been installed and was operational. As of December 31, 1995, the 20% retainage ($200,000) had been applied for and was received in January 1996.

         The term of the grants is through July 31, 1999, and requires the Partnership to maintain the equipment for the purpose as originally set forth in the agreement, to provide the Department with semi-annual reports, and to meet certain other listed criteria.

         The Partnership received additional funding through a grant awarded to the Illinois Power Company for the construction of a metering unit at the Baldwin Power Plant of the Illinois Power Company. The Partnership has received 80% of this award ($365,903) as of December 31, 1995, and approximately 20% is being retained pending satisfaction of certain operational requirements. This award is being amortized through the remainder of the contract with Illinois Power, which is through July 1999.

         As of December 31, 1995, $1,270,547 of the total grant money recognized is recorded as deferred grant revenue in the accompanying balance sheet and is being amortized into income through July 31, 1999, at approximately $30,000 per month.

Note 8:  Bonds Payable:
         To provide funding for the construction of the Dupo and Marseilles plants, the Partnership entered into two loan agreements: 1) $4,845,000 with the Southwestern Illinois Development Authority (SWIDA) and 2) $4,030,000 with the Upper Illinois River Valley Development Authority (UIRVDA) (together, the Bonds), respectively. The Bonds were issued through the Solid Waste Disposal Revenue Bonds, Series 1994 (Waste Recovery - Illinois Project) dated September 1, 1994, under an Indenture of Trust. The proceeds to the Partnership were to fund a debt service reserve fund, to pay the costs of issuing the Bonds, to pay interest during construction, and to finance the cost of the construction of buildings and related improvements and the acquisition and installation of machinery, equipment and related property, all constituting industrial, commercial and solid waste disposal facilities located at Dupo and Marseilles, Illinois.

         The  notes  bear  interest  at 6.5% per  annum  with  interest  payable
         February 1 and August 1 each year, beginning February 1, 1995. Principal payments are due annually on February 1 beginning in 1996 through 2004.

         The notes are collateralized by the property, plant and equipment of the Partnership and are guaranteed by Waste Recovery, Inc. Future minimum payments as of February 1 each year are as follows:

              YEAR          SWIDA                UIRVDA              TOTAL
              1996      $  415,000           $  345,000           $  760,000
              1997         440,000              365,000              805,000
              1998         470,000              390,000              860,000
              1999         500,000              415,000              915,000
              2000         530,000              440,000              970,000
           Thereafter    2,490,000            2,075,000            4,565,000
                         ---------            ---------            ---------
              Total     $4,845,000           $4,030,000           $8,875,000
                         =========            =========            =========

Note 9:  Partners' Capital:
          (a)  Capital  Contributions.  At  the  execution  of  the  Partnership
               ----------------------
               Agreement (Agreement), RCC contributed $1,000,000 to the Partnership. RCC contributed an additional $1,000,000 with the closing of the SWIDA and UIRVDA bond issues. WRI contributed a license of its technology and assigned the Partnership all of its right, title and interest in the contract with Illinois Power Company (see note 11). After the completion and start-up of the facilities in 1995, WRI received $750,000 from the Partnership for the construction of equipment used by the Partnership.

               The records of the Partnership maintain separate capital accounts for each partner which are credited with the cash and the gross asset value, as defined, of property contributed by the partner to the Partnership and the partner's share of partnership profit and are charged with the partner's share of partnership loss, cash and property distributions and the gross asset value of property distributed to the partner by the Partnership and the partner's share of the nondeductible expenses to the Partnership.

               No other capital contributions are required.

          (b)  Ownership  Interests.  The interests in the assets,  liabilities,
               --------------------
               profits and losses of the Partnership shall be as follows:

                                    RCC     55%
                                    WRI     45%

          (c)  Loans.  Neither  partner  shall be obligated to lend any money to
               -----
               the Partnership. No such monies shall be borrowed from the partners without the approval of the Executive Committee. Each loan by a partner shall be an obligation of the Partnership. On January 30, 1996, Waste Recovery, Inc., a General Partner, loaned $500,000 to the Partnership. The loan was approved by the Executive Committee of the Partnership. Terms of the note are in the process of being finalized and will be defined on an arm's length basis.

          (d)  Distributions  of Net Cash Flow.  Within 30 days after the end of
               -------------------------------
               each fiscal quarter ending after the Operating Date, as defined, 100% of the Net Cash Flow, as defined, of the Partnership for such quarter, or a lesser amount as determined by the Executive Committee, shall be distributed to the partners pro rata in proportion to their respective percentage interests in the Partnership. As of December 31, 1995, no such distributions have been made.

          (e)  Distributions of Proceeds from a Capital Event. Net Capital Event
               ----------------------------------------------
               Proceeds, as defined, shall be distributed to the partners first, 100% to RCC until it has received $2,000,000 of distributions, and second, 100% to WRI until it has received $2,000,000 of distributions. Thereafter, any remaining balance is distributed in accordance with the percentage interests. As of December 31, 1995, no such distributions have been made.

          (f)  Allocations  of Profit,  Loss and  Credits.  Profits,  losses and
               ------------------------------------------
               credits of the Partnership shall be allocated in accordance with the Partnership agreement, which provides for the partners' capital account balances and certain other defined circumstances.

          (g)  Buydown  and Buyout  Options.  WRI has the  option to  purchase a
               ----------------------------
               portion of RCC's partnership interest in the Partnership to reduce RCC's interest to 50% based upon certain specified dates throughout the first five years of operations. WRI also has the option to purchase all of RCC's interest based upon certain defined criteria. As of December 31, 1995, no such options have been exercised.

          (h)  Sale Option.  RCC has the option to require Waste Recovery,  Inc.
               -----------
               to purchase RCC's entire partnership interest in the Partnership for a purchase price, as defined. This option may be exercised at any time on or after the third anniversary of the operating date and prior to the fifth anniversary of the operating date. WRI may purchase RCC's interest under the sale option in either cash or WRI common stock at WRI's election.

          (i)  Management  of the  Partnership.  Each  partner  has the right to
               ----------
               appoint two members to an Executive Committee, which provides for overall management of the Partnership and gives approval to actions requiring such. WRI is the designated Manager of the Partnership and manages the day-to-day operations subject to the direction and control of the Executive Committee. WRI receives a monthly administrative fee of $4,000 from the Partnership and a management fee in an amount equal to 5% of the Partnership's net income for a fiscal year, as determined.

               As  of  December  31,   1995,   WRI  has  been  paid  $12,000  in
               administrative fees; no management fees have been earned.

          (j)  Dissolution.  Dissolution  of the  Partnership  will occur on the
               -----------
               earlier of December 31, 2023, or upon certain other defined events.

Note 10: Leases:
         The Partnership leases the land for the Dupo facility from the Village of Dupo under a non-cancelable operating lease. The lease began on September 27, 1994, with the issuance of the Southwestern Illinois Development Authority Bond. The lease term is twenty years at $1,000 per month. The Partnership also prepaid $50,000 in "additional rent," as defined, which is being amortized over the term of the lease.

         A summary of the minimum rental commitment under this noncancelable operating lease as of December 31, 1995 is as follows:

            Year ending December 31
                      1996                                     $  12,000
                      1997                                        12,000
                      1998                                        12,000
                      1999                                        12,000
                      2000                                        12,000
            Later years through 2014                             165,000
                                ----                            --------
             Total minimum payments                            $ 225,000
                                                                ========

         Total rental expense for the land in Dupo and various equipment rentals for the year ended December 31, 1995, was $36,718.

Note 11: Significant Contracts:
         The Partnership entered into a contract with the Illinois Power Company on October 12, 1993, to supply it with at least 60,000 tons of TDF per year for a period of five years. If the Partnership is unable to fulfill this requirement, WRI will sell TDF produced at its other facilities to the Partnership. Sales to Illinois Power of TDF produced in Dupo began in September 1995.

Note 12: Business and Credit Concentrations:
         During 1995, the Partnership derived revenues of $336,382 in disposal fees from WRI for approximately 7,514 tons of tires received in Dupo from a WRI project. As of December 31, 1995, WRI owed the Partnership $55,237 from these disposal fees.

         The Partnership's tire-derived fuel sales were exclusively to Illinois Power Company (see note 11) and amounted to 49% of the total 1995 revenues.

         The Partnership's customers are located in the Midwestern and Eastern United States. The Partnership does business with a variety of companies with diverse credit risk. The Partnership does not generally require collateral or other security from its customers and has encountered very little loss on its receivables.

Note 13: Fair Value of Financial Instruments:
         The fair value of the Partnership's current assets, restricted cash and accounts payable approximates the recorded amounts because of the liquidity and short maturity of these instruments.

         It is not practicable to estimate the fair value of the Partnership's long-term debt as it is a unique debt instrument for which there is no public market.

Note 14: Profit Sharing Plan:
         The employees of the Partnership may participate in the Waste Recovery, Inc., 401(k) Plan (the Plan), a defined contribution plan. Employees who have completed six months of service and have attained the age of twenty-one are eligible to become participants in the Plan. Participants may contribute up to 15% of their compensation, as defined, annually. Any employer contributions are totally discretionary; none were made during 1995.

Note 15: Contingencies:
         Like other waste management companies, the Partnership's operations are subject to extensive and changing federal and state environmental regulations governing emissions into the atmosphere, wastewater discharges, solid and hazardous waste management activities and site restoration and abandonment activities. As of December 31, 1995, no such costs had been accrued and management does not believe the affects of the aforementioned activities will have a material effect on the Partnership's financial statements.



                                  [End of Page]

                            WASTE RECOVERY - ILLINOIS
                        (AN ILLINOIS GENERAL PARTNERSHIP)
                                  BALANCE SHEETS


                                     ASSETS

                                                     September 30, 1996          December 31, 1995
                                                     ------------------          -----------------
                                                       (unaudited)
Current assets:
    Cash and cash equivalents                          $      13,177             $    464,184
    Accounts receivable, trade                               560,485                  125,956
    Interest receivable                                        5,896                   10,565
    Receivable from Waste Recovery, Inc.                           -                   55,237
    Inventory                                                333,547                  294,788
    Other current assets                                      76,092                  265,166
                                                        ------------              -----------
         Total current assets                                989,197                1,215,896
                                                        ------------              -----------



Property, plant and equipment                              9,264,796                9,219,615
    Less accumulated depreciation                         (1,137,379)                (311,153)
                                                        ------------              -----------
         Net property, plant and equipment                 8,127,417                8,908,462
                                                        ------------              -----------
Preoperating costs                                           186,113                  256,888
Restricted cash                                            1,364,743                1,429,476
Industrial revenue bond issuance costs,
    less accumulated amortization of $182,090                372,778                  435,800
Other assets, less accumulated amortization of $12,247        64,765                   66,783
                                                        ------------              -----------

                                                       $  11,105,013             $ 12,313,305
                                                        ============              ===========

                            WASTE RECOVERY - ILLINOIS
                       (AN ILLINOIS GENERAL PARTNERSHIP)
                                  BALANCE SHEETS


                        LIABILITIES AND PARTNERS' CAPITAL

                                                              September 30, 1996       December 31, 1995
                                                              ------------------       -----------------
                                                                  (unaudited)
Current liabilities:
    Current installments of bonds payable                        $    805,000          $    760,000
    Current installments of long-term debt                                 -                 14,846
    Accounts payable                                                  360,836               321,376
    Bond interest payable                                              87,913               240,365
    Payable to Waste Recovery, Inc.                                 1,152,427                    -
    Other accrued liabilities                                          82,505                60,474
    Deferred grant revenue                                            296,940               356,328
                                                                  -----------           -----------
         Total current liabilities                                  2,785,621             1,753,399
                                                                  -----------           -----------
Bonds payable, excluding current installments                       7,310,000             8,115,000

Deferred grant revenue, noncurrent                                    792,755               914,219
                                                                  -----------           -----------

         Total liabilities                                         10,888,377            10,782,608
                                                                  -----------           -----------

Partners' capital                                                     216,637             1,530,697
                                                                  -----------           -----------

                                                                 $ 11,105,013          $ 12,313,305
                                                                  ===========           ===========

                            WASTE RECOVERY - ILLINOIS
                       (AN ILLINOIS GENERAL PARTNERSHIP)
                             STATEMENTS OF OPERATIONS
                                   (Unaudited)

                      Nine Months Ended September 30, 1996

                                                                 Nine Months Ended September 30,
                                                                 -------------------------------
                                                                       1996           1995
                                                                       ----           ----
Revenues:
    Tire-derived fuel sales                                      $     782,612  $    408,350
    Wire sales                                                         124,553            -
    Disposal fees, hauling and other revenue                         1,980,409       143,039
                                                                  ------------   -----------
         Total revenues                                              2,887,574       551,389

Operating expenses                                                   2,683,055       476,257
                                                                  ------------   -----------
                                                                       204,519        75,132

General and administrative expenses                                    522,024        84,223
Depreciation and amortization                                          893,852       106,579
                                                                  ------------   -----------
                                                                    (1,211,357)     (115,670)
                                                                  ------------   -----------

Other income (expense):
    Interest income                                                     53,080        34,060
    Interest expense                                                  (428,111)      (44,783)
    Other expense                                                           -         (3,207)
    Grant income                                                       272,328         6,275
                                                                  ------------   -----------
         Total other income (expense)                                 (102,703)       (7,655)
                                                                  ------------   -----------

         Net loss                                                $ (1,314,060)  $   (123,325)
                                                                  ===========    ===========

                            WASTE RECOVERY - ILLINOIS
                        (AN ILLINOIS GENERAL PARTNERSHIP)
                             STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                      Nine Months Ended September 30,
                                                                                      -------------------------------
                                                                                         1996                 1995
                                                                                         ----                 ----
Cash flows from operating activities:
    Net loss                                                                         $   (1,314,060)    $   (123,325)
    Adjustments to reconcile net loss to net cash used by operating activities:
       Depreciation and amortization                                                        895,916          106,580
       Deferred grant income                                                               (180,852)           6,275
       Preoperating expenses                                                                 70,775               -
    Changes in assets and liabilities:
       Accounts receivable, trade                                                          (434,529)         (59,837)
       Inventories                                                                          (38,759)         147,585
       Other current assets                                                                 189,074         (137,173)
       Other assets                                                                          (4,651)         (24,717)
       Payable to Waste Recovery, Inc.                                                       1,207,664          725,111
       Accounts payable                                                                      39,461         (464,754)
       Other accrued liabilities                                                             22,031           16,802
       Bond interest payable                                                               (152,452)         (96,145)
                                                                                      -------------      -----------
         Net cash provided by operating activities                                          299,618           78,852
                                                                                      -------------      -----------

Cash flows from investing activities:
    Cash payments out of restricted cash                                                     69,402        4,363,441
    Preoperating Costs                                                                           -          (100,987)
    Purchases of property, plant and equipment                                              (45,181)      (5,206,851)
    Additions to construction-in-progress                                                        -          (783,374)
    Deferred grant revenue                                                                       -           365,904
                                                                                      -------------      -----------
         Net cash provided by investing activities                                           24,221        1,361,867
                                                                                      -------------      -----------

Cash flows from financing activities:
    Proceeds from long-term debt                                                                -             18,000
    Payments of long-term debt                                                              (14,846)         (13,494)
    Payment of bonds payable                                                               (760,000)               -
                                                                                      -------------      -----------
         Net cash provided (used) by financing activities                                  (774,846)           4,506
                                                                                      -------------      -----------

Net increase (decrease) in cash and cash equivalents                                       (451,007)       1,278,509
Cash and cash equivalents at beginning of period                                            464,184        2,669,079
                                                                                      -------------      -----------
Cash and cash equivalents at end of period                                           $       13,177     $  1,390,570
                                                                                      =============      ===========

              INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------

                              WASTE RECOVERY, INC.

Pro Forma Consolidated Statement of Operations for the Year
         Ended December 31, 1995 (Unaudited)                                         P-1

Notes to Pro Forma Consolidated Statement of Operations (Unaudited)                  P-2

Pro Forma Consolidated Statement of Operations for the Nine Months Ended
         September 30, 1996 (Unaudited)                                              P-3

Notes to Pro Forma Consolidated Statement of Operations (Unaudited)                  P-4

Pro Forma Consolidated Balance Sheet as of September 30, 1996 (Unaudited)            P-5

Notes to Pro Forma Consolidated Balance Sheet (Unaudited)                            P-7


                              WASTE RECOVERY, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The following unaudited Pro Forma Consolidated Statements of Operations of Waste Recovery, Inc. (the Company) for the year ended December 31, 1995 and the nine months ended September 30, 1996 (Pro Forma Statements) have been prepared as if the acquisitions and related financings had occurred at the beginning of 1995 for the statement of operations data, and as of September 30,1996 in the case of balance sheet data.

The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 is based upon the historical financial statements of U.S. Tire Recycling Partners L.P. (U.S. Tire) for the year ended December 31, 1995, the historical financial statements of Waste Recovery-Illinois, a general partnership, (WR-Illinois) for the year ended December 31, 1995, and the historical consolidated financial statements of the Company for the year ended December 31, 1995. The Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1996 is based upon the historical financial statements of U.S. Tire for the nine months ended September 30, 1996, the historical financial statements of WR-Illinois for the nine months ended December 31, 1995, and the historical consolidated financial statements of the Company for the year ended December 31, 1995.

The Pro Forma Statements presented herein are not necessarily indicative of the Company's financial condition or results of operations that might have occurred had such transactions been completed at the beginning of 1995 or as of the date specified, and do not purport to indicate the Company's consolidated financial position or results of operations for any future date or period.

The acquisitions have been accounted for using the purchase method of accounting. The unaudited pro forma adjustments described in the notes to the Pro Forma Statements reflect the preliminary estimated allocation of the purchase price to assets and liabilities and are subject to final determination. The amounts reflected in the Pro Forma Statements may differ from the amounts ultimately determined.

                              WASTE RECOVERY, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                          Year Ended December 31, 1995

                                                           Historical                                               Pro Forma
                                         -----------------------------------------------                     -----------------------
                                                                                                               Waste Recovery, Inc.
                                                             Waste         U.S. Tire                         Waste Recovery-Illinois
                                             Waste         Recovery -      Recycling      Pro Forma            U.S. Tire Recycling
                                         Recovery, Inc.     Illinois     Partners, L.P.  Adjustments              Partners, L.P.
                                         --------------- --------------- --------------- ------------- ----- -----------------------

Revenues:
    Tire-derived fuel sales              $   1,080,172    $    539,616      $   -                                $    1,619,788

    Royalties                                                     -            110,437                                  110,437
    Wire sales                                  -               12,009          -                                        12,009
    Disposal fees, hauling & other
       revenues                             13,059,751         545,132       4,453,261       (336,382)   (6)         17,721,762
                                          ------------     -----------       ---------        -------             -------------
         Total revenues                     14,139,923       1,096,757       4,563,698       (336,382)               19,463,996

                                                                                             (336,382)   (6)
Operating expenses                          11,143,176       1,115,976       3,245,041        (50,981)   (1)         15,116,830
                                          ------------     -----------       ---------        -------             -------------
                                             2,996,747         (19,219)      1,318,657         50,981                 4,347,166

                                                                                              (12,000)   (6)
General and administrative expenses          2,568,094         271,462         141,211         20,000    (3)          2,988,767

Depreciation and amortization                                                                (109,540)   (2)
                                               955,708         412,531         330,160        (26,785)   (6)          1,781,154
                                          ------------     -----------       ---------        -------    --       -------------
                                              (527,055)       (703,212)        847,286         39,774                  (422,755)
Other income (expense):
    Other income (expense)                     355,360             -               -         (438,992)   (6)            (83,632)
    Interest income                             60,784          18,371          11,767                                   90,922
    Interest expense                          (517,986)       (155,358)       (153,580)       (92,500)   (4)           (919,424)
    Grant income                                  -             95,357             -                                     95,357
    Gains on sales of property &
       equipment                                24,706             -               -                                     24,706
    Equity in loss from partnership
       operations                             (322,630)            -               -          322,630    (5)               -
    Supervisory management fees                   -                -          (265,400)       146,940    (1)           (118,460)
                                          ------------     -----------       ---------        -------             -------------
                                              (399,766)        (41,630)       (407,213)       (61,922)                 (910,531)
                                          ------------     -----------       ---------        -------             -------------

Income (loss) before income taxes             (926,821)       (744,842)        440,073        (101,696)              (1,333,286)
Income tax expense                                 -               -           (31,912)                                 (31,912)
                                          ------------     -----------         -------        -------             -------------
Net income (loss)                             (926,821)       (744,842)        408,161        (101,696)              (1,365,198)
                                          ------------     -----------         -------        -------             -------------

Undeclared preferred stock dividends           142,506            -               -               -                     142,506
                                          ------------     -----------       ---------        -------             -------------

Net income  (loss)  available to common
    shareholders                         $  (1,069,327)    $  (744,842)     $  408,161        $ 101,696          $   (1,507,704)
                                          ============      ==========       =========         ======             =============

Net loss per share                       $       (0.12)                                                          $        (0.11)
                                          ============                                                            =============

Weighted  average  number of common and
    dilutive common  equivalent  shares
    outstanding                              9,132,359                                                               13,718,359
                                          ============                                                            =============


See accompanying notes.

                              WASTE RECOVERY, INC.
                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                                   (Unaudited)

                          Year Ended December 31, 1995

(1)  Cost savings resulting from:                                  U.S. Tire
                                                                   ---------
          Workforce reductions and realignments (a)              $    146,940
          Change in worker's compensation insurance (b)                50,981
                                                                  -----------
                                                                 $    197,921
                                                                  ===========

          (a)  Represents   workforce  reductions  and  realignments  that  have
               occurred.

          (b) Represents the difference between the cost for U.S. Tire's worker's compensation insurance and the actual cost to the Company.

(2) To record depreciation on the change in property, plant, and equipment, and amortization of intangible assets resulting from the purchase accounting adjustments, net of the amortization of intangible assets included in the historical financial statements. Estimated useful lives used for the major tangible and intangible assets were as follows:

              Machinery and equipment                              5-10 years
              Buildings and leasehold improvements                   20 years
              Intangible assets                                      20 years

(3) To reflect the increase in corporate overhead costs associated with the new corporate organization.

(4)  To reflect interest expense on the pro forma debt at a rate of 5%.

(5) To eliminate the Company's equity in loss from its original 45% partnership interest in WR-Illinois.

(6) To eliminate intercompany transactions between the Company and WR-Illinois. The following intercompany transactions were eliminated:

              Intercompany sales (a)                               $    336,382
              Administrative fees (b)                                    12,000
              Construction fees (c)                                     412,500
              Deferred construction fees (d)                             14,492
              Depreciation on construction fees (e)                      26,785
                                                                    -----------
                   Total                                           $    802,159
                                                                    ===========

     (a) Represents disposal fees incurred by the Company to WR-Illinois for the disposal of scrap tires in connection with a tire pile clean-up project.

     (b)  Represents administrative fees earned by the Company from WR-Illinois.

     (c) Represents a portion of the construction fee earned by the Company from WR-Illinois in connection with the completion of the WR-Illinois plant facilities.

     (d) Represents the portion of deferred construction fee revenue from WR-Illinois which was recognized as revenue for the period.

     (e) Represents depreciation expense recorded by WR-Illinois relating to the capitalized construction fee paid to the Company.

                              WASTE RECOVERY, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                      Nine Months Ended September 30, 1996

                                                           Historical                                                Pro Forma
                                         -----------------------------------------------                      ----------------------
                                                                                                               Waste Recovery, Inc.
                                                         Waste Recovery     U.S. Tire                        Waste Recovery-Illinois
                                             Waste         - Illinois       Recycling      Pro Forma            U.S. Tire Recycling
                                         Recovery, Inc.                     Partners,     Adjustments             Partners, L.P.
                                                                              L.P.
                                         --------------- ---------------- -------------- -------------- ----- ----------------------

Revenues:
    Tire-derived fuel sales               $   991,968        $  782,612      $  182,113   $ (136,477)    (7)        $ 1,820,216
    Royalties                                       -                -           78,340                                  78,340
    Wire sales                                263,855           124,553              -                                  388,408
    Disposal fees, hauling & other
       revenues                            10,582,023         1,980,409       3,109,555                              15,671,987
                                           ----------         ---------       ---------    ---------                 ----------
         Total revenues                    11,837,846         2,887,574       3,370,008     (136,477)                17,958,951

Operating expenses                          8,064,243         2,683,055       1,940,168     (136,477)    (7)         12,550,989
                                           ----------         ---------       ---------    ---------                 ----------
                                            3,773,603           204,519       1,429,840        -                      5,407,962

                                                                                             (36,000)    (7)
                                                                                              15,000     (3)
                                                                                             (31,444)    (5)
General and administrative expenses         2,196,284          522,024          495,720      (66,080)    (1)          3,095,504
                                                                                              82,155     (2)
Depreciation and amortization                 811,202          893,852          239,387      (80,357)    (7)          1,946,239
                                           ----------        ---------        ---------    ---------                 ----------
                                              766,117       (1,211,357)         694,733      116,726                    366,219

Other income (expense):
    Other income (expense)                     61,768                -              686      (68,604)    (7)             (6,150)
    Interest income                            56,620           53,080            5,013      (27,000)    (7)             87,713

                                                                                              27,000     (7)
    Interest expense                         (369,923)        (428,111)        (100,835)     (83,250)    (4)           (955,119)
    Grant income                                    -          272,328              -                                   272,328
    Gains on sales of property &
       equipment                                7,457                -              -                                     7,457
    Equity in loss from partnership
       operations                            (596,629)               -              -        596,629     (6)                  -
    Supervisory management fees                     -                -         (161,550)      97,102     (1)            (64,448)
                                           -----------       ----------       ---------    ---------                 ----------
                                              (840,707)        (102,703)       (256,686)     541,877                   (658,219)
                                           -----------       ----------       ---------    ---------                 ----------


Net income (loss)                              (74,590)      (1,314,060)        438,047      658,603                   (292,000)

Undeclared preferred stock dividends           106,977               -              -                                   106,977
                                           -----------       ----------       ---------    ---------                 ----------
Net income  (loss)  available to common
    shareholders                          $   (181,567)     $(1,314,060)     $  438,047   $  658,603                $  (398,977)
                                           ===========       ==========       =========    =========                 ==========


Net loss per share                          $    (0.02)                                                             $     (0.03)
                                             =========                                                               ==========

Weighted  average  number of common and
    dilutive common  equivalent  shares
    outstanding                            11,046,395                                                                15,632,395
                                           ==========                                                                ==========

See accompanying notes.
                                      P-3

                              WASTE RECOVERY, INC.
                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                                   (Unaudited)

                      Nine Months Ended September 30, 1996

(1)      Cost savings resulting from:
                                                                      U.S. Tire
                                                                      ---------

          Workforce reductions and realignments (a)                $     97,102
          Change in worker's compensation insurance (b)                  66,080
                                                                    -----------
                                                                   $    163,183
                                                                    ===========

     (a)  Represents workforce reductions and realignments that have occurred.

     (b) Represents the difference between the cost for U.S. Tire's worker's compensation insurance and the actual cost to the Company.

(2) To record the change in depreciation on property, plant, and equipment, and amortization of intangible assets resulting from the purchase accounting adjustments, net of the amortization of intangible assets included in the historical financial statements. Estimated useful lives used for the major tangible and intangible assets were as follows:

              Machinery and equipment                                5-10 years
              Buildings and leasehold improvements                     20 years
              Intangible assets                                        20 years

(3) To reflect the increase in corporate overhead costs associated with the new corporate organization.

(4)  To reflect interest expense on the pro forma debt at a rate of 6%.

(5)  To reflect non-recurring acquisition-related expenses.

(6) To eliminate the Company's equity in loss from its original 45% partnership interest in WR-Illinois.

(7) To eliminate intercompany transactions between the Company and WR-Illinois. The following intercompany transactions were eliminated:

              Intercompany sales (a)                               $    136,477
              Administrative fees (b)                                    36,000
              Interest charges (c)                                       27,000
              Deferred construction fees (d)                             32,604
              Depreciation in construction fees (e)                      80,357
                                                                    -----------
                   Total                                           $    312,438
                                                                    ===========

     (a)  Represents sales of TDF by the Company to WR-Illinois.

     (b)  Represents administrative fees earned by the Company from WR-Illinois.

     (c) Represents interest charges from the Company to WR-Illinois for interest on intercompany debt.

     (d) Represents the portion of deferred construction fee revenue from Waste Recovery-Illinois which was recognized as revenue for the period.

     (e) Represents depreciation expense recorded by WR-Illinois relating to the capitalized construction fee paid to the Company.

                              WASTE RECOVERY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                               September 30, 1996

                                                     Historical
                                   -----------------------------------------------
                                                        Waste        U.S. Tire
                                        Waste        Recovery -      Recycling       Pro Forma
                                   Recovery, Inc.     Illinois     Partners, L.P.   Adjustments          Pro Forma
                                   ---------------- -------------- --------------- -------------- ---- ---------------

Assets
  Current assets:
    Cash and cash equivalents        $   318,501      $    13,177      $  179,352                        $    511,030
    Accounts receivable                1,714,979          560,485         542,091                           2,817,555
                                                                                       (652,427)  (d)
    Other receivables                    657,010                -          66,833       (51,751)  (a)          19,665
    Inventories                          972,834          333,547               -                           1,306,381
    Other current assets                 495,199           81,988          29,752                             606,939
                                      ----------       ----------       ---------     ---------           -----------
         Total current assets          4,158,523          989,197         818,028      (704,178)            5,261,570
                                      ----------       ----------       ---------     ---------           -----------

                                                                                        944,009   (b)
Property, plant & equipment, net       5,289,690        8,127,417       1,984,294      (288,887)  (a)      16,056,523

Preoperating costs                                        186,113                                             186,113
Restricted cash                          523,528        1,364,743               -                           1,888,271
Investment in WR-Illinois               (338,150)              -                -       338,150   (e)               -
Bond and debt issuance costs, net        151,136          372,778               -                             523,914
Deferred income taxes                    447,543                -               -                             447,543
                                                                                      2,937,574   (b)
Intangible assets, net                   466,530                -          51,759       (51,759)  (a)       3,404,104
                                                                                       (500,000)  (d)
Other assets                             574,820           64,765          54,862       (14,502)  (a)         179,945
                                      ----------       ----------       ---------     ---------           -----------

Total assets                         $11,273,620      $11,105,013      $2,908,943   $ 2,660,407         $  27,947,983
                                      ==========       ==========       =========    ==========           ===========


                              WASTE RECOVERY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                               September 30, 1996

                                                            Historical
                                          ------------------------------------------------
                                                                Waste        U.S. Tire
                                          Waste Recovery,     Recovery -     Recycling       Pro Forma
                                                Inc.           Illinois     Partners, L.P.   Adjustments             Pro Forma
                                          ----------------- --------------- -------------- ---------------- ----- ----------------

Liabilities and Stockholders' Equity
 Current liabilities:
    Notes payable                          $     235,957        $      -       $     -                             $    235,957
    Current installments of capital
       lease obligations                         103,312                                                                103,312
    Current installments of bonds
       payable                                                     805,000                                              805,000
    Current installments of mortgage
       payable                                                                    142,857                               142,857
    Current installments of long term
       debt                                    2,250,446                 -        103,276                             2,353,722
    Accounts payable                           2,528,676           360,836         81,777                             2,971,289
    Payable to partner                                 -         1,152,427              -      (1,152,427)   (d)
    Accrued wages and taxes                      203,694            50,572         29,953                               284,219
    Bond interest payable                              -            87,913              -                                87,913
    Other accrued liabilities                    454,978            31,933         76,525                               563,436
    Deferred revenue                              43,476           296,940              -                               340,416
                                             -----------        ----------      ---------      ----------           -----------
         Total current liabilities             5,820,539         2,785,621        434,388      (1,152,427)            7,888,121
                                             -----------        ----------      ---------      ----------           -----------


  Bonds payable                                        -         7,310,000              -                             7,310,000
  Long term debt                               1,548,387                 -        204,159                             1,752,546
  Capital lease obligations                      131,454                 -                                              131,454
  Mortgage Payable                                    -                  -        833,333                               833,333
  Note payable                                   157,583                 -              -        486,534                644,117
  Subordinated notes payable                                                                   1,850,000    (c)       1,850,000
  Noncurrent deferred revenue
                                                 213,734           792,755              -                             1,006,489
                                             -----------        ----------      ---------      ---------            -----------

       Total liabilities                       7,871,697        10,888,376      1,471,880      1,184,107             21,416,060
                                             -----------        ----------      ---------      ---------            -----------


  Stockholders' Equity:
    Cumulative preferred stock                   203,580                 -              -                               203,580
    Common stock                                 407,800                 -              -                               407,800
    Additional paid-in capital                13,897,917                 -              -      3,130,000    (c)      17,027,917
    Accumulated deficit                      (11,033,494)                -              -                           (11,033,494)
                                             -----------        ----------      ---------      ---------            -----------
                                               3,475,803                 -              -      3,130,000              6,605,803
    Treasury stock                               (73,880)                -              -                               (73,880)
                                                                                              (1,246,801)   (e)
    Partners' capital                                  -           216,637      1,437,063       (406,899)   (a)               -
                                             -----------        ----------      ---------      ---------            -----------
       Total stockholders' equity              3,401,923           216,637      1,437,063      1,476,300              6,531,923
                                             -----------        ----------      ---------      ---------            -----------

Total liabilities and stockholders' equity  $ 11,273,620       $11,105,013     $2,908,943     $2,660,407           $ 27,947,983
                                             ===========        ==========      =========      =========            ===========

See Accompanying notes

                              WASTE RECOVERY, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                               September 30, 1996


(a) Certain assets of U.S. Tire were not acquired. This adjustment reflects the elimination of such assets, as follows:

              Due from partner                                     $     51,751
              Due from affiliate                                         14,502
              Goodwill and other intangible assets                       51,759
              Mineral reserves                                          288,887
                                                                    -----------
                   Total assets not acquired                       $    406,899
                                                                    ===========

(b) The acquisition of WR-Illinois and U.S. Tire will be accounted for using the purchase method of accounting.

     The preliminary pro forma allocation of the purchase price is as follows:

                                                                  WR-Illinois        U.S. Tire           Total
                                                                  -----------        ---------           -----

     Purchase price and acquisition costs                        $  869,000        $ 4,597,534       $ 5,466,534
     Waste Recovery, Inc.'s equity investment in
        WR-Illinois at acquisition                                 (338,150)                            (338,150)
     Less historical net assets                                    (216,637)              -             (216,637)
     Less historical net assets after adjustment(a)above                 -           1,030,164         1,030,164
                                                                  ---------         ----------        ----------
     Excess to be allocated                                      $  314,213        $ 3,567,370       $ 3,881,583
                                                                  =========         ==========        ==========

     Allocation of purchase price on preliminary
        estimated values:
         Property, plant and equipment                           $  (64,289)       $ 1,008,298       $   944,009
         Goodwill                                                   378,502          2,559,072         2,937,574
                                                                  ---------         ----------        ----------
                                                                 $  314,213        $ 3,567,370       $ 3,881,583

                                                                  =========         ==========        ==========

Financing for the acquisitions was provided by the issuance of common stock of the Company, subordinated notes, and notes payable.

(c)      To reflect the financing as follows:

                                                                   WR-Illinois        U.S. Tire         Total
                                                                   -----------       -----------     -----------

              Common stock                                          $  869,000       $ 2,261,000     $ 3,130,000
              Subordinated notes                                             -         1,850,000       1,850,000
              Note payable                                                   -           486,534         486,534


(d)    To eliminate inter company balances between WR-Illinois and the Company.

(e)      To eliminate the capital structure of WR-Illinois and U.S. Tires